                            LIST OF SUBSIDIARIES
                                    OF
                      ALLIANCE DATA SYSTEMS CORPORATION


                                              STATE &
NAME OF DIRECT SUBSIDIARY                     DATE OF INC.         DOING BUSINESS AS
-------------------------                     ------------         -----------------
ADS ALLIANCE DATA SYSTEMS, INC.               DELAWARE             ADS ALLIANCE DATA S
                                              4/22/83

WORLD FINANCIAL NETWORK NATIONAL BANK         FEDERAL CHARTER      WORLD FINANCIAL NET
                                              5/1/89

ALLIANCE DATA SYSTEMS (NEW ZEALAND) LIMITED   NEW ZEALAND          ALLIANCE DATA SYSTE
                                              1/7/97               LIMITED

LOYALTY MANAGEMENT GROUP CANADA, INC.         TORONTO, CANADA      LOYALTY MANAGEMENT
                                              AMALGAMATED 7/24/98

ADS REINSURANCE LTD.                          BERMUDA              ADS REINSURANCE LT
                                              11/26/98



ADS COMMERCIAL SERVICES, INC.                 DELAWARE             ADS COMMERCIAL SER
                                              1/18/95

ALLIANCE RECOVERY MANAGEMENT, INC.            DELAWARE             ALLIANCE RECOVERY
                                              2/2/01               MANAGEMENT, INC.
